Stifel 2016 Healthcare Conference

Drew Asher
Chief Financial Officer

November 15, 2016

Cautionary Statement

This presentation contains "forward-looking" statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions are forward-looking statements. For example, statements regarding the Company's financial outlook, the start dates of new Medicaid programs, and the timing and closing of pending acquisitions contain forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause WellCare's actual future results to differ materially from those projected or contemplated in the forward-looking statements. These risks and uncertainties include, but are not limited to, WellCare's progress on top priorities such as improving health care quality and access, ensuring a competitive cost position, and delivering prudent, profitable growth, WellCare's ability to effectively estimate and manage growth, the outcome of any protests and litigation related to Medicaid awards, CMS approval of Medicaid contracts, any changes to the programs or contracts, WellCare's ability to address operational challenges related to new business, WellCare's ability to meet the requirements of readiness reviews, the satisfaction of closing conditions for pending acquisitions, the timing and receipt of regulatory approval for pending acquisitions, WellCare's ability to effectively execute and integrate acquisitions, potential reductions in Medicaid and Medicare revenue, WellCare's ability to estimate and manage medical benefits expense effectively, including through its vendors, its ability to negotiate actuarially sound rates, especially in new programs with limited experience, and WellCare's ability to comply with the terms of the Corporate Integrity Agreement. Given the risks and uncertainties inherent in forward-looking statements, any of WellCare's forward-looking statements could be incorrect and investors are cautioned not to place undue reliance on any of our forward-looking statements.

Additional information concerning these and other important risks and uncertainties can be found in the Company's filings with the U.S. Securities and Exchange Commission (the "SEC"), included under the captions "Forward-Looking Statements" and "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2015, and in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 and other filings by WellCare with the SEC, which contain discussions of WellCare's business and the various factors that may affect it. Subsequent events and developments may cause actual results to differ, perhaps materially, from WellCare's forward-looking statements. WellCare's forward-looking statements speak only as of the date on which the statements are made. WellCare undertakes no duty, and expressly disclaims any obligation, to update these forward-looking statements to reflect any future events, developments or otherwise.

Our 2016 financial guidance is as of November 1, 2016, and is not being updated in conjunction with this presentation.

Please refer to our press release dated November 1, 2016 for a reconciliation of adjusted metrics to GAAP metrics.

Diversified Government Programs Portfolio

WellCare Health Plans

Focused on government-sponsored managed care programs, serving medically complex and economically challenged populations

Medicaid	Medicare Advantage	Medicare PDP
9 states	**15** states	**50** states


27%
Membership
9%
64%

■	Medicaid Health Plans	2,426,000
■	Medicare Health Plans	338,000
■	Medicare PDP	1,012,000
	Total membership	**3,776,000**


6%
28%
Premium Revenue
66%

■	Medicaid Health Plans	$9.2 billion
■	Medicare Health Plans	$3.9 billion
■	Medicare PDP	$825.0 million
	Total premium revenue	**$13.9 billion**

Membership as of September 30, 2016
Medicaid Health Plans premium revenue adjusted to exclude Medicaid ACA industry fee reimbursement and Medicaid premium taxes
Premium revenue for each segment based on midpoint of full-year 2016 guidance as of November 1, 2016

Medicaid Health Plans

WellCare Health Plans

Serving approximately 2.4 million members in 9 (soon to be 11) states across a broad spectrum of eligibility groups

- Successfully reprocured Missouri Medicaid contract
  - Expands program statewide
  - Expected effective date May 1, 2017
- Announced acquisition of Care1st Arizona in October 2016
  - Expected to add ~112,000 Medicaid members upon closing
  - Expected to close by 1Q17
- Awarded Nebraska Medicaid contract in April 2016
  - Launches January 1, 2017



WCG Medicaid States
Pending WCG Medicaid States

Membership as of September 30, 2016

Medicare Health Plans

WellCare Health Plans

Serving approximately 338,000 members in 15 states

- **Meaningfully improved Medicare Health Plans performance over past two years**
  - **Expect more than 200 bps MBR improvement in 2016 compared with 2015***
- **Positioned for continued margin expansion and modest growth in 2017**
- **Expect to add D-SNP contract via Care1st Arizona acquisition**
- **Focus on multi-year Star rating initiatives**



WCG Medicare Advantage States
Pending WCG Medicare Advantage States

Membership as of September 30, 2016

* Based on midpoint of 2016 guidance as of November 1, 2016

Medicare PDP

WellCare Health Plans

Serving 1.0 million members nationwide

- Increased 2017 auto-assign footprint to 30 regions under the benchmark as a result of 2017 bid strategy

- Significant improvement in PDP performance over past two years

- Bid to MBR range of "low 80s%" for 2017
  - Focused on long-term MBR stability

- Significant PDP drug spend helps drive cost structure in Medicaid and Medicare Advantage
  - Improved cost structure benefits members, Federal and state customers

Membership as of September 30, 2016

2017 Early View

WellCare Health Plans

Select Headwinds

- Kentucky Medicaid rate decrease
- Georgia Medicaid membership decline with addition of fourth carrier
- PDP bid “reset”
- Absence of $0.22 from out-of-period Florida Medicaid underpayments

EPS Growth in 2017

Select Tailwinds

- Medicare Advantage margin expansion
- Florida Medicaid rate increase
- Nebraska and Missouri Medicaid wins
- Care1st Arizona accretion
- Strong capital position to fund growth

Net Income Margin Expansion

WellCare Health Plans

Multi-year target* = 2%+

2015 ✓
- Florida MMA
- PDP bids
- Rx rebates
- Care management
- Net income focus
- Build bench strength

2016
+ Plus
- Improved PBM cost structure on all businesses
- MA bids
- IT and operations
- Stable ACA fee
- Care Model rollout

2017
+ Plus
- 2016 margin execution momentum
- Capital deployment
- SG&A leverage on growth
- Care Model momentum

2018
Simultaneously delivering on:
- Execution
- Operational excellence
- Growth
- Margin expansion
- Consistency

*On composition of current business

Focus on Long-Term Growth

WellCare Health Plans

Well-positioned for future growth opportunities

Long-term growth opportunities

- Expansion of existing Medicaid programs to complex populations
- ACA-like Medicaid expansion
- Medicare M&A
- Medicare Advantage penetration and expansion
- Medicaid M&A
- Greenfield opportunities with new Medicaid RFPs

Our Value Proposition

WellCare Health Plans

- Solely focused on the growth "sweet spot" of managed care
  - Government-sponsored managed care
  - Serving medically complex populations provides significant value to government customers and members
  - Significant penetration opportunity in Medicaid and Medicare Advantage
- Disciplined focus on operational and financial execution
- Strong balance sheet
- Combination of margin expansion and growth opportunity